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                                                                    EXHIBIT 99.1


UTI ENERGY CORP.
16800 Greenspoint Park Dr., Suite 225N, Houston, TX 77060
Phone: 281-873-4111 o Fax: 281-873-4141

FOR IMMEDIATE RELEASE         Contacts:        Cloyce A. Talbott, Chairman & CEO
---------------------                          Jonathan D. (Jody) Nelson, CFO
                                               Patterson Energy, Inc.
                                               (915) 573-1104

                                               Mark S. Siegel, Chairman
                                               John Vollmer, CFO
                                               UTI Energy Corp.
                                               (281) 873-4111

              PATTERSON ENERGY, INC. AND UTI ENERGY CORP. TO MERGE;
         COMBINATION WILL CREATE SECOND LARGEST U.S. LAND-BASED DRILLING
                   SERVICES CONTRACTOR WITH 302 DRILLING RIGS

SNYDER, Texas and HOUSTON, Texas - Feb. 5, 2001 - PATTERSON ENERGY, INC. (Nasdaq: PTEN), a Snyder, Texas based provider of domestic land-based drilling services to major independent oil and natural gas companies, and UTI ENERGY CORP. (AMEX: UTI), a Houston, Texas headquartered provider of contract drilling and pressure pumping services, today announced that the boards of directors of both companies have approved a merger of the two companies. The new company will be called "Patterson-UTI Energy, Inc."

According to the terms of the merger, shareholders of UTI Energy will receive one (1) share of Patterson Common Stock for each share of UTI Common Stock. As of the close of the market on Friday, February 2, 2001, the companies had a combined market valuation of $2.6 billion, based upon their respective share prices.

Mark S. Siegel, who currently serves as Chairman of UTI will become Chairman of Patterson-UTI, and Cloyce A. Talbott, the current Chairman and Chief Executive Officer of Patterson, will be Chief Executive Officer. The merger is subject to approval by the shareholders of both companies, as well as any necessary regulatory approvals, including the anti-trust provisions of the Hart-Scott-Rodino Act.

"We believe that the combined companies will be stronger than either company operating alone," said Cloyce A. Talbott. "Patterson-UTI will have more than 300 land-based drilling rigs strategically located in some of the most prolific oil and gas producing regions in North America. In addition, we expect the combined companies to benefit from the considerable management skill and talent that both companies have developed over the past several years," Talbott added.

Mark S. Siegel stated, "We believe that this merger represents a unique opportunity for the shareholders, employees, and customers of both companies. Both UTI and Patterson have built shareholder value through strategic acquisitions, and we believe the merger will provide the combined companies with a stronger platform for further growth."

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A REGISTRATION STATEMENT RELATED TO THE PATTERSON ENERGY, INC. COMMON STOCK TO
BE ISSUED TO THE UTI STOCKHOLDERS AND THE PROXY STATEMENTS RELATING TO THE MEETINGS OF THE SHAREHOLDERS OF PATTERSON AND UTI WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS SOON AS PRACTICABLE. WHEN FILED, COPIES OF THESE DOCUMENTS MAY BE OBTAINED FREE OF CHARGE ON THE SEC WEBSITE (www.sec.gov). THESE DOCUMENTS SHOULD BE CAREFULLY REVIEWED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land-based drilling services to major independent oil and natural gas companies. Patterson currently owns 152 drilling rigs (138 of which are currently operable) with drilling operations in Texas, New Mexico, Utah, Oklahoma and Louisiana.

UTI Energy Corp. is a leading provider of contract drilling and pressure pumping services in North America. The Company's subsidiaries own 150 drilling rigs that provide drilling services primarily in Texas, Oklahoma, New Mexico, and western Canada. The Company's pressure pumping subsidiary provides stimulation and cementing services in the Northeast United States.

Statements made in this news release which state the Companies' or the managements' intentions, beliefs, expectations or predictions for the future are forward looking statements. It is important to note that actual results could differ materially from those discussed in such forward looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, declines in oil and natural gas prices that could adversely affect demand for the Companies' services, and their associated effect on day rates, rig utilization and planned capital expenditures, adverse industry conditions, difficulty in integrating acquisitions, demand for oil and natural gas and ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in both Companies' SEC filings, including but not limited to, the Companies' reports on Form 10-K for the year ended December 31, 1999 and Forms 10-Q for fiscal 2000 reporting periods. Copies of these filings may be obtained by contacting each Company or the SEC.

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